Exhibit 10.18-7
Execution Version

Schedule II to this exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K.
OPORTUN CCW TRUST
FIFTH AMENDMENT TO INDENTURE
This FIFTH AMENDMENT TO INDENTURE, dated as of July 27, 2023 (this “Amendment”), is entered into among OPORTUN CCW TRUST, a special purpose Delaware statutory trust, as issuer (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association with trust powers, as indenture trustee (in such capacity, the “Indenture Trustee”), as securities intermediary (in such capacity, the “Securities Intermediary”) and as depositary bank (in such capacity, the “Depositary Bank”).
RECITALS
WHEREAS, the Issuer, the Indenture Trustee, the Securities Intermediary and the Depositary Bank have previously entered into that certain Indenture, dated as of December 20, 2021 (as amended, modified or supplemented prior to the date hereof, the “Indenture”);
WHEREAS, in accordance with Section 13.2 of the Indenture, the Indenture Trustee and the Issuer desire to amend the Indenture as provided herein; and
WHEREAS, as evidenced by their signature hereto, the Required Noteholders have consented to the amendments provided for herein;
NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01.    Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meanings assigned to them in, or by reference in, the Indenture.
ARTICLE II

AMENDMENTS TO THE INDENTURE
SECTION 2.01.    Amendments. The Indenture is hereby amended to incorporate the changes reflected on the marked pages of the Indenture attached hereto as Schedule I, with a conformed copy of the amended Indenture attached hereto as Schedule II.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES
SECTION 3.01.    Representations and Warranties. The Issuer hereby represents and warrants to the Indenture Trustee, the Securities Intermediary, the Depositary Bank and each of the other Secured Parties that:
(a)    Representations and Warranties. Both before and immediately after giving effect to this Amendment, the representations and warranties made by the Issuer in the Indenture and each of the other Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)    Enforceability. This Amendment and the Indenture, as amended hereby, constitute the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.
(c)    No Defaults. No Rapid Amortization Event, Event of Default, Servicer Default or Default has occurred and is continuing.
ARTICLE IV

MISCELLANEOUS
SECTION 4.01.    Ratification of Indenture. As amended by this Amendment, the Indenture is in all respects ratified and confirmed and the Indenture, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.
SECTION 4.02.    Counterparts. This Amendment may be executed in any number of counterparts, and by different parties in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Each of the parties hereto agrees that the transaction consisting of this Amendment may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Amendment using an electronic signature, it is signing, adopting, and accepting this Amendment and that signing this Amendment using an electronic signature is the legal equivalent of having placed its handwritten signature on this Amendment on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Amendment in a usable format.
SECTION 4.03.    Recitals. The recitals contained in this Amendment shall be taken as the statements of the Issuer, and none of the Indenture Trustee, the Securities Intermediary or the Depositary Bank assumes any responsibility for their correctness. None of the Indenture Trustee, the Securities Intermediary or the Depositary Bank makes any representations as to the validity or sufficiency of this Amendment.
SECTION 4.04.    Rights of the Indenture Trustee, the Securities Intermediary and the Depositary Bank. The rights, privileges and immunities afforded to the Indenture Trustee, the Securities Intermediary and the Depositary Bank under the Indenture shall apply hereunder as if fully set forth herein.
SECTION 4.05.    GOVERNING LAW; JURISDICTION. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

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YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
SECTION 4.06.    Effectiveness. This Amendment shall deemed to have become effective as of July 1, 2023, upon:
(a)    receipt by the Indenture Trustee of an Administrator Order directing it to execute and deliver this Amendment;
(b)    receipt by the Indenture Trustee of an Officer’s Certificate of the Issuer stating that the execution of this Amendment is authorized and permitted by the Indenture and all conditions precedent to the execution of this Amendment have been satisfied;
(c)    receipt by the Indenture Trustee of an Opinion of Counsel stating that the execution of this Amendment is authorized and permitted under the Indenture and all conditions precedent to the execution of this Amendment have been satisfied;
(d)    receipt by the Indenture Trustee of evidence of the consent of the Required Noteholders to this Amendment;
(e)    receipt by the Indenture Trustee of counterparts of this Amendment, duly executed by each of the parties hereto; and
(f)    receipt by the Indenture Trustee of such other instruments, documents, agreements and opinions reasonably requested by the Indenture Trustee prior to the date hereof.
SECTION 4.07.    Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) this Amendment is executed and delivered by Wilmington Savings Fund Society, FSB , not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on the Owner Trustee, individually or personally, to perform any covenants, either expressed or implied, contained herein, all personal liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) the Owner Trustee has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Amendment and (v) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related document.

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(Signature page follows)IN WITNESS WHEREOF, the Issuer, the Indenture Trustee, the Securities Intermediary and the Depositary Bank have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.
OPORTUN CCW TRUST,
as Issuer

By: Wilmington Savings Fund Society, FSB, not in its individual capacity, but solely as Owner Trustee of the Issuer

By: /s/ Devon C. A. Reverdito
    Name: Devon C. A. Reverdito
    Title: Assistant Vice President WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By: /s/ Drew H. Davis
    Name: Drew H. Davis
    Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Securities Intermediary

By: /s/ Drew H. Davis
    Name: Drew H. Davis
    Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Depositary Bank

By: /s/ Drew H. Davis
    Name: Drew H. Davis
    Title: Vice President

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Consent to by the Required Noteholders:

WEBBANK,
as Holder of 100% of the outstanding Notes

By:    /s/ Jason Lloyd
    Name: Jason Lloyd
    Title: President & CEO

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SCHEDULE I
Marked Amendments to Indenture
(See attached)CONFORMED COPY
As amended by the ~~Master~~Fifth Amendment to ~~Transaction Documents~~Indenture, dated as of ~~March 7~~July 27, 2023

OPORTUN CCW TRUST,
as Issuer
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Indenture Trustee, as Securities Intermediary and as Depositary Bank
INDENTURE
Dated as of December 20, 2021
Variable Funding Asset Backed Notes

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ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1. Definitions. Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the following meanings:
“ABR” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) Adjusted Daily Simple SOFR in effect on such day plus 1.0%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Rate or Daily Simple SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Daily Simple SOFR, respectively. To the extent that Daily Simple SOFR is not then available, clause (c) shall not apply.

“Account” means each open-end revolving credit card account, that is identified as an Initial Account or an Additional Account. The term “Account” also includes each account into which an Account is transferred (a “Transferred Account”) so long as such Transferred Account (i) has been transferred in accordance with the Credit and Collection Policy and (ii) can be traced or identified, by reference to or by way of any Account Schedule delivered to Depositor or the Depositor Receivables Trustee for the benefit of Depositor and Issuer, as an account into which an Account has been transferred. Any Account that becomes a Defaulted Account shall cease to be an Account for all purposes other than the calculation of Recoveries, and no existing balance or future charges on such account shall be deemed to be Transferred Receivables notwithstanding any subsequent reaffirmation of such account by the Obligor and any resulting action by the related Account Owner. The term Account includes an Additional Account only from and after its Addition Date and excludes any Removed Account after its Removal Date.
“Account Agreement” means with respect to an Account, the agreement by and between the Account Owner and the Obligor thereof governing the terms and conditions of such Account, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
“Account Owner” means, with respect to any Account, (i) the Initial Originator, or any other entity that, pursuant to a Program Agreement related to such Account, is the issuer of the credit cards related to, or the owner of, such Account, and (ii) if such Account is transferred to a successor Account Owner, such successor Account Owner.
“Account Schedule” has the meaning set forth in the Transfer Agreement. “Addition Cut-Off Date” has the meaning set forth in the Transfer Agreement. “Addition Date” has the meaning set forth in the Transfer Agreement.

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“Additional Accounts” means any Accounts designated pursuant to Section 2.6 of the Transfer Agreement.
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~~“Additional Interest” has the meaning specified in Section 5.12(d).~~
“Adjusted Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) the sum of (i) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple SOFR for no more than [three (3)] consecutive SOFR Rate Days and (ii) the SOFR Adjustment, and (b) the Floor. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Issuer.
“Adjusted Leverage Ratio” means, on any date of determination, the ratio of (i) Adjusted Liabilities to (ii) Tangible Net Worth.

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“Adjusted Leverage Ratio Covenant” means that the Parent will have a maximum Adjusted Leverage Ratio of 3.5:1.
“Adjusted Liabilities” means, on any date of determination, the excess of total Liabilities over the amount of any asset-backed securities that would appear as liabilities on the balance sheet of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
“Administrator” shall mean the Person acting in such capacity from time to time pursuant to and in accordance with the Trust Agreement, which shall initially be Oportun, Inc.
“Administrator Order” means a written order or request signed in the name of the Administrator by any one of its Responsible Officers and delivered to the Indenture Trustee.
“ADS Score” means the credit score for an Obligor referred to as the “Alternative Data Score” determined by the Seller in a manner consistent with the WebBank Agreements and the Seller’s proprietary scoring method.
“Advance Rate” means, on any date of determination, 75.00%.
“Adverse Claim” means a Lien on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties), other than a Permitted Encumbrance.
~~“Adverse Effect” means, with respect to any action or event, that such action shall at the time of its occurrence (a) result in the occurrence of a Rapid Amortization Event or an Event of Default pursuant to the Transaction Documents, or (b) materially reduce the amount of payments to be made to the Noteholders pursuant to the Transaction Documents.~~
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.
“Agent” means any Transfer Agent~~,~~ and Registrar, Certificate Registrar~~, Registrar~~ or Paying Agent.
“Aggregate Class A Note Principal” means, on any date of determination, the ~~outstanding principal amount~~Class A Note Principal of all Class A Notes, which shall equal the Class A Initial Principal Amount, plus the aggregate amount of any Increases made prior to such date, minus the aggregate amount of principal payments (including, without limitation, any Decreases) made to Noteholders prior to such date.
“Aggregate Committed Purchase Amount” shall have the meaning set forth in the Note Purchase Agreement.
“Aggregate Eligible Receivables Balance” means, with respect to any date of determination, an amount equal to the aggregate of the ~~Principal~~Outstanding Receivables Balance of all Receivables owned by the Issuer that are Eligible Receivables as of such date of

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determination (other than any Eligible Receivables that would cause the Concentration Limits to be exceeded).
~~“Alternative Rate” means, for any day, the sum of a per annum rate equal to the sum of (i) the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective)” and (ii) 0.50%. If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Calculation Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Calculation Agent.~~
“Amortization Period” means the period commencing on the date on which the Revolving Period ends and ending on the Facility Termination Date.
5“Applicable Margin” has the meaning specified in the Fee Letter, as notified by the Issuer to the Administrator and the Servicer in writing.
“Applicants” has the meaning specified in Section 4.2(b).
“Available Funds” means, with respect to any Monthly Period, the sum of the following, without duplication: (a) any Collections received by the Servicer during such Monthly Period and deposited into the Collection Account no later than the third Business Day following the end of such Monthly Period, including Collections received during such Monthly Period in respect of any annual fees, late fees, returned check fees, and any other fees added to any Account; (b) any amounts on deposit in the Reserve Account in excess of the Reserve Account Requirement; (c) other amounts in the Reserve Account, but only to the extent necessary (after giving effect to clauses (a)–(b) above) to increase the balance of Available Funds to an amount sufficient to pay the amounts required to be paid or distributed pursuant to Section 5.15(a)(i)–(vii); (d) on any Payment Date after the occurrence and during the continuance of an Event of Default, all amounts in the Reserve Account, and (e) all other amounts held in the Reserve Account on the earliest of (i) the date on which there is a Decrease in the Notes, (ii) the Legal Final Payment Date for any class of Notes then outstanding, or (iii) a Payment Date on which such amounts, together with all other Available Funds, would be sufficient to pay the entire outstanding amount of the Notes when applied as provided in Section 5.15 hereof.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an ~~Interest Period for any term rate or otherwise, for determining any frequency of making payments of~~ interest ~~calculated~~period pursuant to this Indenture as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.17(d).
“Back-Up Servicer” has the meaning specified in the Servicing Agreement.

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“Back-Up Servicing Agreement” has the meaning specified in the Servicing Agreement.
“Bankruptcy Code” means the United States Bankruptcy Code, Title 11, U.S.C, as amended.
“Benchmark” means, initially, ~~One-Month LIBOR~~Adjusted Daily Simple SOFR; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event or an Early Opt in Election, as applicable, and its related Benchmark Replacement Date have~~ has occurred with respect to ~~One-Month LIBOR~~Adjusted Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to ~~clause (b) or clause (c) of~~ Section 5.17(a).
“Benchmark Replacement” means, ~~for any Available Tenor~~with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Required Noteholders, in consulation with the Issuer, for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) ~~the related Benchmark Replacement Adjustment~~ 0.11448%; and
~~(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;~~
(~~3~~2) the sum of: (a) the alternate benchmark rate that has been selected by the Required Noteholders and the Issuer as the replacement for the then-current Benchmark ~~for the applicable Corresponding Tenor~~ giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Required Noteholders in their reasonable discretion; provided further that, notwithstanding anything to the contrary in this Indenture or in any other Transaction Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~
~~If the~~provided that, if such Benchmark Replacement as so determined ~~pursuant to clause (1), (2) or (3) above~~ would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Indenture and the other Transaction Documents.

The Required Noteholders shall use commercially reasonable efforts to satisfy any applicable IRS guidance, including Proposed Treasury Regulation 1.1001-6 and any future guidance, to the effect that a Benchmark Replacement will not result in a deemed exchange for U.S. federal income ~~Tax~~tax purposes of any Class A Note hereunder.
~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

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~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Required Noteholders:~~
~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; and~~
~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~
~~(2)    for purposes of clause (3) of the definition of~~ “Benchmark Replacement~~,”~~ Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Required Noteholders and the Issuer ~~for the applicable Corresponding Tenor~~ giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time~~;~~.

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Required Noteholders in their reasonable discretion.~~
~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Required Noteholders, in consultation with the Issuer, decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof in a manner substantially consistent with market practice (or, if the Required Noteholders decide that adoption of any portion of such market practice is not administratively feasible or if the Required Noteholders determine that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Required Noteholders, in consultation with the Issuer, decide is reasonably necessary in connection with the administration of this Indenture and the other Transaction Documents).~~

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“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)         in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2)        in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or component thereof) continues to be provided on such date~~; or~~.
~~(3)        in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Noteholders and the Issuer pursuant to Section 5.17(c); or~~
~~(4)        in the case of an Early Opt in Election, the sixth (6th) Business Day after the date notice of such Early Opt in Election is provided to the Noteholders, so long as the Issuer has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt in Election is provided to the Noteholders, written notice of objection to such Early Opt in Election from Noteholders comprising the Required Noteholders.~~

For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in

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the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative~~; or~~.
~~(4)    to the extent the then current Benchmark is One Month LIBOR or another benchmark rate derived from LIBOR, any Noteholder reasonably determines (which determination shall be conclusive) that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Noteholder to make, maintain or fund any Note where the interest rate is determined by reference to LIBOR, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Noteholder to purchase or sell, or to take deposits of, Dollars in the London interbank market.~~
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 5.17 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition

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or, (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
“Certificate Registrar” shall have the meaning set forth in the Trust Agreement. “Certificateholder” means a Holder of a Certificate.
“Certificates” means the trust certificates issued by the Issuer pursuant to the Trust Agreement, representing the beneficial interest in the Issuer.
~~“Certificate Registrar” shall have the meaning set forth in the TrustAgreement.~~
“Change in Control” means any of the following:
(a)    with respect to Oportun Financial Corporation:
(i)    any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the voting power of the then outstanding Capital Stock of Oportun Financial Corporation entitled to vote generally in the election of the directors of Oportun Financial Corporation; or
(ii)    Oportun Financial Corporation consolidates with or merges into another corporation (other than a Subsidiary of Oportun Financial Corporation) or conveys, transfers or leases all or substantially all of its property to any person (other than a Subsidiary of Oportun Financial Corporation), or any corporation (other than a Subsidiary of Oportun Financial Corporation) consolidates with or merges into Oportun Financial Corporation, in either event pursuant to a transaction in which the outstanding Capital Stock of Oportun Financial Corporation is reclassified or changed into or exchanged for cash, securities or other property;
(b)    the failure of Oportun Financial Corporation to, directly or indirectly through its Subsidiaries, own 100% of the equity interest of the Seller free and clear of any Lien (other than a Parent Term Loan Lien); or

(c)    the failure of the Seller to, directly or indirectly through its Subsidiaries, own 100% of the equity interest of the Depositor and the Issuer, in each case free and clear of any Lien (other than a Parent Term Loan Lien).
“Class A Additional Interest” has the meaning specified in Section 5.12(a). “Class A Deficiency Amount” has the meaning specified in Section 5.12(a).
“Class A Initial Principal Amount” means the aggregate initial principal amount of the Class A Notes on the Closing Date, which was $41,000,000.00.
“Class A Maximum Principal Amount” means $120,000,000.

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“Class A Monthly Interest” has the meaning specified in Section 5.12(a).
“Class A Note Principal” means, on any date of determination and with respect to any Class A Note, the outstanding principal amount of such Class A Note.
“Class A Note Rate” means, with respect to any day, a variable rate per annum equal to the sum of (i) the Benchmark on such day (or if the ~~Alternative Rate~~ABR applies on such day pursuant to Section 5.17, the ~~Alternative Rate~~ABR), plus (ii) (x) during the Revolving Period, the Applicable Margin and (y) otherwise, the Default Margin.
“Class A Noteholder” means a Holder of a Class A Note.
“Class A Notes” has the meaning specified in paragraph (a) of the Designation.
“Closing Date” means December 20, 2021.
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and Treasury Regulations promulgated thereunder.
“Collateral Trustee” means initially Wilmington Trust, National Association, acting in the capacity of collateral trustee under the Collateral Trustee Appointment, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor collateral trustee.
“Collateral Trustee Appointment” means the Collateral Trustee Appointment, dated as of June 21, 2022, among the Indenture Trustee, the Servicer, PF Servicing, LLC, Oportun Financial Corporation and the Collateral Trustee.
“Collection Account” has the meaning specified in Section 5.3(a).
“Collections” means, for any Transferred Receivable for any period (if applicable), (a) the sum of all amounts (including insurance proceeds), whether in the form of cash, checks, drafts, instruments or otherwise, received in payment of, or applied to, any amount owed by an Obligor on account of such Transferred Receivable during such period (other than Recoveries), including other fees and charges, including (i) amounts received from the Depositor pursuant to
(viii)    13the weighted average 60+ days delinquency status of all Eligible Receivables exceeds 15.0%;
(ix)    the aggregate Outstanding Receivables Balance of all Eligible Receivables arising under Test Accounts exceeds 10.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;
(x)    commencing with the third Monthly Period, the Three-Month Weighted Average Yield is less than 20% (in which case Receivables shall be excluded from the Aggregate Eligible Receivables Balance until such Concentration Limit is no longer exceeded, starting with the Receivables with the lowest yield for purposes of calculating the Three-Month Weighted Average Yield);
(xi)    commencing with the sixth Monthly Period the Six-Month Weighted Average Yield is less than 25% (in which case Receivables shall be excluded from the

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Aggregate Eligible Receivables Balance until such Concentration Limit is no longer exceeded, starting with the Receivables with the lowest yield for purposes of calculating the Six-Month Weighted Average Yield);
(xii)    the aggregate Outstanding Receivables Balance of all Eligible Receivables related to Accounts that are, or previously have been, subject to a Hardship Program exceeds 10.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables; or
(xiii)    the aggregate Outstanding Receivables Balance of all Eligible Receivables related to Cash Back Accounts exceeds 10.0%.
“Conforming Changes” means, with respect to either the use or administration of Adjusted Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Required Noteholders, in consultation with the Issuer, decide may be appropriate to reflect the adoption and implementation of such rate or to permit the use and administration thereof in a manner substantially consistent with market practice (or, if the Required Noteholders decide that adoption of any portion of such market practice is not administratively feasible or if the Required Noteholders determine that no market practice for the administration of such rate exists, in such other manner of administration as the Required Noteholders, in consultation with the Issuer, decide is reasonably necessary in connection with the administration of this Indenture and the other Transaction Documents).
“Consolidated Parent” means initially, Oportun Financial Corporation, a Delaware corporation, and any successor to Oportun Financial Corporation as the indirect or direct parent
15of Oportun, the financial statements of which are for financial reporting purposes consolidated with Oportun in accordance with GAAP, or if there is none, then Oportun.
“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.
“Control Agreement” means the Amended and Restated Deposit Account Control Agreement, dated as of June 21, 2022, among PF Servicing, LLC, Oportun Financial

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Corporation, Bank of America, N.A., the Collateral Trustee and WebBank, as the same may be amended or supplemented from time to time.
“Corporate Trust Office” means the principal office of the Indenture Trustee and the Certificate Registrar, as applicable, at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 1100 N. Market Street, Wilmington, DE 19890, Attention: Oportun CCW Trust - Corporate Trust Administration.
~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~
“Coverage Test” has the meaning specified in Section 5.4(c).
“Credit and Collection Policies” means the policies and procedures of an Account Owner relating to the operation of its credit card business, including the Account Owner’s policies and procedures for determining the creditworthiness of Obligors and the extension of credit to Obligors, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.
“Credit Risk Retention Rules” means Regulation RR (17 C.F.R. Part 246), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Department of Treasury, the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Securities and Exchange Commission and the Department of Housing and Urban Development in the adopting release (79 F.R. 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time.
“Cut-Off Date” means (i) in the case of the Initial Accounts, the Initial Cut-Off Date and (ii) in the case of Additional Accounts, the Addition Cut-Off Date.
~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Required Noteholders in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Required Noteholders decide that any such convention is not administratively feasible, then the Required Noteholders may establish another convention in their reasonable discretion.~~
“Date of Processing” means, as to any transaction, the day on which the transaction is first recorded on the Servicer’s computer file of credit accounts (without regard to the effective date of such recordation) which in any case shall not be later than five (5) Business Days after receipt thereof.
“Decrease” means a reduction in the Aggregate Class A Note Principal in accordance with Section 3.2.
“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default, a Servicer Default or a Rapid Amortization Event.

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“Default Margin” has the meaning specified in the Fee Letter, as notified by the Issuer to the Administrator and the Servicer in writing.
~~“Defaulted Receivable” has the meaning set forth in the Purchase Agreement. “Definitive Notes” has the meaning specified in Section 2.18.~~
“Default Percentage” means, for any Monthly Period, the aggregate Outstanding Receivables Balance of all Receivables that became Defaulted Receivables during such Monthly Period, less Recoveries received during such Monthly Period, expressed as an annualized percentage of the aggregate Outstanding Receivables Balance of all Eligible Receivables as of the last day of such Monthly Period.
“Defaulted Account” has the meaning set forth in the Purchase Agreement. “Defaulted Receivable” has the meaning set forth in the Purchase Agreement. “Definitive Notes” has the meaning specified in Section 2.18.
“Delinquent Receivable” has the meaning set forth in the Purchase Agreement.
“Depositary Bank” has the meaning specified in Section 5.3(f) and shall initially be Wilmington Trust, National Association, acting in such capacity under this Indenture.
“Depositor” means Oportun CCW Depositor, LLC, a special purpose limited liability company established under the laws of Delaware.

“Depositor Receivables Trust Agreement” means the Depositor Receivables Trust Agreement, dated as of the Closing Date, between the Depositor and the Depositor Receivables Trustee, as the same may be amended or supplemented from time to time.
“Depositor Receivables Trustee” means Wilmington Savings Fund Society, FSB, a federal savings bank.
“Determination Date” means the third Business Day prior to each Payment Date.
“Distributable Funds” means, with respect to any Payment Date, an amount equal to the sum of (i) the Available Funds for the related Monthly Period, plus (ii) the amount of funds deposited into the Collection Account pursuant to Section 3.2 since the prior Payment Date.
“Dollars” and the symbol “$” mean the lawful currency of the United States.
~~“Early Opt in Election” means, if the then current Benchmark is One Month LIBOR, the occurrence of:~~
~~(1) a notification by the Required Noteholders or the Issuer to each of the~~
~~other parties hereto and the other Noteholders that at least five currently outstanding dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2) the joint election by the Required Noteholders and the Issuer to trigger a~~
~~fallback from One Month LIBOR and the provision by the Issuer of written notice of such election to each of the other parties hereto and the Noteholders.~~
“Eligible Receivable” has the meaning set forth in the Purchase Agreement.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) any trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) any member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person.
“ERISA Event” means any of the following: (i) the failure to satisfy the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to any Pension Plan; (ii) the filing by the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or grounds to appoint a trustee to administer any Pension Plan; (iii) the complete withdrawal or partial withdrawal by any Person or any of its ERISA Affiliates from any Multiemployer Plan;

(iv) any “reportable event” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived), (v) the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the termination of any Pension Plan (vi) the receipt by the Issuer, the Seller, the initial Servicer, or any ERISA Affiliate of any notice concerning a determination that a Multiemployer Plan is, or is expected to be insolvent within the meaning of Title IV of ERISA; or (vii) the imposition of any liability under Title IV of ERISA, other than for Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Person or any of its ERISA Affiliates with respect to a Pension Plan.
“ERISA Lien” has the meaning specified in Section 7.1(q).
“Event of Default” has the meaning specified in Section 10.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Facility Termination Date” means the earliest to occur of (a) the Payment Date on which the Notes, plus all other amounts due and owing to the Noteholders, are paid in full, (b) the Legal Final Payment Date and (c) the Indenture Termination Date.
“FATCA” means the Foreign Account Tax Compliance Act provisions, sections 1471 through to 1474 of the Code (including any regulations or official interpretations issued with respect thereof or agreements thereunder and any amended or successor provisions).
“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.
“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the

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next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fee Letter” means the letter agreement, dated as of the date hereof, among the Issuer and the Noteholders.
“Finance Charge Receivables” means Receivables created in respect of periodic finance charges, cash advance fees, membership fees and annual service charges, late fees, returned check fees and all other similar fees and charges billed or accrued and unpaid on an Account designated to the Trust Portfolio.
“Financial Covenants” means each of the Leverage Ratio Covenant, the Adjusted Leverage Ratio Covenant, the Liquidity Covenant and the Tangible Net Worth Covenant.
“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.
“Fitch” means Fitch, Inc.
“Floor” means ~~the benchmark rate floor, if any, provided in this Indenture initially (as of the execution of this Indenture, the modification, amendment or renewal of this Indenture or otherwise) with respect to One Month LIBOR.a~~ rate of interest equal to 0%.
“GAAP” means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.
“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
“Grant” means the Issuer’s grant of a Lien on the Trust Estate as set forth in the Granting Clause of this Indenture.
“Hardship Program” means any program of an Account Owner, established pursuant to the Credit and Collection Policies, to provide payment relief to Obligors who have suffered a temporary life event and who demonstrate a willingness and ability to make payments on their Account.
“Holder” means the Person in whose name a Note is registered in the Note Register.
“In-Store Payments” means payments received from or on behalf of Obligors at a retail location operated by the Seller or its partners.
“Increase” has the meaning specified in Section 3.1(b).

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“Indebtedness” means, with respect to any Person, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person’s business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from, property now or hereafter owned or acquired by such Person,
(iv)    obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations of another Person of a type described in clauses (i) through
(v)    above, for which such Person is obligated pursuant to a guaranty, put or similar arrangement.
“Indenture” means this Indenture, as amended, restated, modified or supplemented from time to time.
“Indenture Termination Date” has the meaning specified in Section 12.1.

“Indenture Trustee” means initially Wilmington Trust, National Association, acting in such capacity under this Indenture, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed in accordance with the provisions of this Indenture.
“Independent” means, when used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the initial Servicer, the Seller, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the initial Servicer, the Seller, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the initial Servicer, the Seller, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.
“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 15.1, prepared by an Independent appraiser or other expert appointed by an Issuer Order or an Administrator Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.
“Ineligible Receivable” means any Transferred Receivable designated as an “Ineligible Receivable” by the Depositor pursuant to Section 6.1(c) of the Transfer Agreement.
“Initial Account” means each revolving credit card account identified in the Account Schedule delivered in connection with the initial designation of Accounts pursuant to the Transfer Agreement.
“Initial Cut-Off Date” has the meaning set forth in the Transfer Agreement. “Initial Originator” means WebBank, a Utah state-chartered bank.
“Interchange” has the meaning set forth in the Purchase Agreement.
~~“Insolvency Event” shall be deemed to have occurred with respect to a Person if:~~

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~~(a)    a Proceeding shall be commenced, without the application or consent of such~~
~~Person, before any Governmental Authority, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or adjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and in the case of any Person, such Proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy Laws or other similar Laws now or hereafter in effect; or~~
~~(b)        such Person shall (i) consent to the institution of any Proceeding or petition described in clause (a) of this definition, or (ii) commence a voluntary Proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar Law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.~~

“Interest Period” means, with respect to any Payment Date, the prior Monthly Period.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investment Earnings” means all interest and earnings (net of losses and investment expenses) accrued on funds on deposit in the Trust Accounts.
“Issuer” has the meaning specified in the preamble of this Indenture. “Issuer Distributions” has the meaning specified in Section 5.4(c).
“Issuer Order” ~~and “Issuer Request”~~ means a written order or request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee.
“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.
“Legal Final Payment Date” means the Payment Date immediately following the 365th day after the commencement of the Amortization Period.
“Leverage Ratio” means, on any date of determination, the ratio of (i) Liabilities to (ii) Tangible Net Worth.
“Leverage Ratio Covenant” means that the Parent will have a maximum Leverage Ratio equal to the lesser of (i) 11.5:1 and (ii) the maximum leverage ratio or similar covenant for the Parent set forth in any Oportun Comparable Facility.

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“Liabilities” means, on any date of determination, the total liabilities which would appear on the balance sheet of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
~~“LIBOR” has the meaning assigned to such term in Section 5.12(b).~~
“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable Law of any jurisdiction).
“Liquidity Covenant” means that the Seller will have a minimum liquidity equal to the greater of (i) $10,000,000, equal to unrestricted cash or Cash Equivalents, and (ii) the minimum liquidity or similar covenant for the Seller set forth in any Oportun Comparable Facility.
~~“London Banking Day” means, for the purpose of determining One Month LIBOR, any day that banking institutions in London, England are open for business other than a Saturday, Sunday or other day on which banking institutions in London, England trading in Dollar deposits in the London interbank market are authorized or obligated by law or executive order to be closed.~~
“Material Adverse Effect” means any event or condition which would have a material adverse effect on (i) the collectability of any material portion of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the Issuer, the Depositor, the Servicer or the Seller, (iii) the ability of the Issuer, the Depositor or the Seller to perform its respective obligations under the Transaction Documents or the ability of the Servicer to perform its obligations under the Servicer Transaction Documents or (iv) the interests of the Indenture Trustee or any Secured Party in the Trust Estate or under the Transaction Documents.
“Monthly Period” means the period from and including the first day of a calendar month to and including the last day of a calendar month; provided, however, that the first Monthly Period shall be the period from and including the Closing Date to and including January 31, 2022.
“Monthly Servicer Report” means a report substantially in the form attached as Exhibit B to the Servicing Agreement or in such other form as the Servicer may determine to be necessary or desirable (with the prior written consent of the Indenture Trustee, the Back-Up Servicer and the Required Noteholders).
“Monthly Statement” means a statement substantially in the form attached hereto as Exhibit D, with such changes as the Servicer (with the prior written consent of the Back-Up Servicer) may determine to be necessary or desirable (with prior written consent of the Required Noteholders).
“Moody’s” means Moody’s Investors Service, Inc.

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“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA with respect to which the Seller, the Issuer, the Servicer or any of their respective ERISA Affiliates is making, is obligated to make, or has made or been obligated to make, contributions.
“Note Principal” means on any date of determination the then outstanding principal amount of the Notes.
“Note Purchase Agreement” means the agreement among WebBank, as an initial Class A Noteholder, each of the other Class A Noteholders from time to time party thereto, Oportun, Inc., the Depositor and the Issuer, dated as the date hereof, pursuant to which each of the Class A Noteholders have agreed to purchase an interest in the Class A Notes from the Issuer, subject to the terms and conditions set forth therein, as amended, supplemented or otherwise modified from time to time.
“Note Register” has the meaning specified in Section 2.6(a).

“Noteholder” means with respect to any Note, the holder of record of such Note. “Notes” has the meaning specified in paragraph (a) of the Designation.
“NYFRB” means the Federal Reserve Bank of New York.
~~“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.~~
“Obligor” means, with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.
“Officer’s Certificate” means a certificate signed by any Responsible Officer of the Person providing the certificate.
~~“One Month LIBOR” means, with respect to any day of determination, the composite London interbank offered rate for one month Dollar deposits determined by the Calculation Agent for such day in accordance with the provisions of Section 5.17 (or if such day is not a London Banking Day, then the immediately preceding London Banking Day); provided that if One Month LIBOR as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Indenture~~.
“Opinion of Counsel” means one or more written opinions of counsel to the Issuer, the Depositor, the Seller or the Servicer who (except in the case of opinions regarding matters of organizational standing, power and authority, conflict with organizational documents, conflict with agreements other than Transaction Documents, qualification to do business, licensure and litigation or other Proceedings) shall be external counsel, satisfactory to the Indenture Trustee, which opinions shall comply with any applicable requirements of Section 15.1 and TIA Section 314, if applicable, and shall be in form and substance satisfactory to the Indenture Trustee, and shall be addressed to the Indenture Trustee. An Opinion of Counsel may, to the extent same is based on any factual matter, rely on an Officer’s Certificate as to the truth of such factual matter.

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“Oportun” means Oportun, Inc., a Delaware corporation.
“Oportun Comparable Facility” means each of (i) the consumer loan credit facility involving Oportun PLW, LLC, as borrower, and (ii) the consumer loan-backed residual certificate financing facility involving Oportun RF, LLC, as issuer.
“Outstanding Receivables Balance” means, as of any date with respect to any Receivable, an amount equal to the outstanding principal balance for such Receivable; provided, however,
24benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from a Rating Agency in the highest investment category granted thereby;
(c)    commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Fitch of “F2” or the equivalent thereof from Moody’s or Standard & Poor’s; or
(d)    only to the extent permitted by Rule 3a-7 under the Investment Company Act, investments in money market funds having a rating from Fitch of “AA” or, to the extent not rated by Fitch, rated in the highest rating category by Moody’s, Standard & Poor’s or another Rating Agency.
Permitted Investments may be purchased by or through the Indenture Trustee or any of its Affiliates.
“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.
“PF Score” means the credit score for an Obligor referred to as the “PF Score” determined by the Seller in a manner consistent with the WebBank Agreements and the Seller’s proprietary scoring method.
“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Required Noteholders) or any similar release by the Federal Reserve Board (as determined by the Required Noteholders). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.
“Principal Receivable” means each Receivable, other than a Finance Charge Receivable.
“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

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“Program Agreement” means (i) with respect to the Initial Originator, the Amended and Restated Credit Card Program and Servicing Agreement, dated as of February 5, 2021, between the Initial Originator and Oportun and (ii) with respect to any other Account Owner, the related agreement pursuant to which Oportun provides a credit card program to such Account Owner and its customers.
~~“Reference Time” with respect to any setting of the then current Benchmark means (1) if such Benchmark is One Month LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not One Month LIBOR, the time determined by the Required Noteholders in their reasonable discretion.~~
“Registered Notes” has the meaning specified in Section 2.1.
“Related Security” means with respect to any Receivable: (a) all of the Issuer’s interest, if any, in the goods, merchandise (including returned merchandise) or equipment, if any, the sale of which gave rise to such Receivable; (b) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Account Agreement related to such Receivable or otherwise; and (c) all Records relating to such Receivable.
“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.
“Removal ~~Cut Off~~ Date” has the meaning set forth in the Transfer Agreement. ~~“Removal Date” has the meaning set forth in the Transfer Agreement.~~
“Removed Accounts” has the meaning set forth in Section 2.7(a) of the Transfer Agreement.
“Removed Receivables” means Receivables released from the Trust Estate in accordance with Section 5.8.
“Required Certificateholders” means the holders of Certificates representing a percentage interest in excess of 50% of the Certificates outstanding.
“Required Monthly Payments” has the meaning specified in Section 5.4(c).
“Required Noteholders” means each of (a) WebBank (but only if WebBank or an affiliate thereof is then holding any Notes) and (b) the holders of the Class A Notes representing (i) in excess of 50% of the aggregate principal balance of the Class A Notes outstanding or (ii) if no amount is then outstanding under the Class A Notes, Committed Purchase Amounts in excess of 50% of the Aggregate Committed Purchase Amount (or, if the Class A Notes have been paid in full, the Required Certificateholders).
“Requirements of Law” means, as to any Person, the organizational documents of such Person and any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Reserve Account” has the meaning specified in Section 5.3(b).

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“Reserve Account Requirement” means, for any Monthly Period, (a) initially, and for so long as the Three-Month Average Default Percentage for such Monthly Period is less than “Servicing Agreement” means the Servicing Agreement, dated as of the Closing Date, among the Issuer and the Servicer, as the same may be amended or supplemented from time to time.
“Servicing Fee” means (A) for any Monthly Period during which Oportun, Inc. or any Affiliate acts as Servicer, an amount equal to the product of (i) 5.00%, (ii) 1/12 and (iii) the average daily Aggregate Eligible Receivables Balance for such Monthly Period (provided, that the Servicing Fee for the first Payment Date shall be based upon the actual number of days in the first Monthly Period and assuming a 30-day month), and (B) for any Monthly Period during which any other successor Servicer acts as Servicer, the Servicing Fee shall be an amount equal to (i) if SST acts as successor Servicer, the amount set forth pursuant to the SST Fee Schedule as set forth in the Back-Up Servicing Agreement or (ii) if any other successor Servicer acts as Servicer, an amount equal to the product of (a) the current market rate for servicing receivables similar to the Receivables, (b) 1/12 and (c) the average daily Aggregate Eligible Receivables Balance for such Monthly Period.
“Similar Law” means applicable Law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code.
“Six-Month Weighted Average Yield” means, for any Monthly Period, the percentage equivalent of a fraction, (i) the numerator of which is the sum, with respect to each of the six most recent Monthly Periods (which may include such Monthly Period), of the total Collections, other than Collections with respect to Principal Receivables, received during each such Monthly Period, and (ii) the denominator of which is the sum, with respect to each of the six most recent Monthly Periods (which may include such Monthly Period), of the daily average Outstanding Receivables Balance of all Eligible Receivables for each such Monthly Period.
“SOFR” means~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.
“SOFR Adjustment” means 0.11448%.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Day” has the meaning specified in the definition of “Adjusted
Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Adjusted Daily Simple SOFR”.

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“Solvent” means with respect to any Person that as of the date of determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is “solvent” within the meaning given that term and similar terms under applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SST” means Systems & Services Technologies, Inc.
“SST Fee Schedule” means Schedule I to the Back-Up Servicing Agreement.
“Standard & Poor’s” means S&P Global Ratings.
“Subsidiary” of a Person means any other Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or any similar business organization which is so owned or controlled.
~~“Supplement” means a supplement to this Indenture complying with the terms of Article 13 of this Indenture.~~
“Tangible Net Worth” means, on any date of determination, the total shareholders’ equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on the balance sheet of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP, less the sum of (a) all notes receivable from officers and employees of the Parent and its Subsidiaries and from affiliates of the Parent, and (b) the aggregate book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, and franchises.
“Tangible Net Worth Covenant” means that the Parent will have a minimum Tangible Net Worth equal to the greater of (i) $100,000,000 and (ii) the minimum tangible net worth or similar covenant for the Parent set forth in any Oportun Comparable Facility.
“Tax Information” means information and/or properly completed and signed tax certifications and/or documentation sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax.

“Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR

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Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Required Noteholders in their reasonable discretion).
“Term SOFR~~” means, for the applicable Corresponding Tenor as of the applicable Reference Time,~~ Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

~~“Term SOFR Notice” means a notification by the Required Noteholders to the Noteholders and the Issuer of the occurrence of a Term SOFR Transition Event.~~
~~“Term SOFR Transition Event” means the determination by the Required Noteholders that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible and (c) a Benchmark Transition Event or an Early Opt in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 5.17 that is not Term SOFR. For the avoidance of doubt, the Required Noteholders shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in their sole discretion.~~
“Test Account” means an Account established solely for the purpose of user acceptance testing.
“Three-Month Average Default Percentage” means, for any Monthly Period, the average Default Percentage for the three most recent Monthly Periods (which may include such Monthly Period).
“Three-Month Average Principal Payment Rate” means, for any Monthly Period, the percentage equivalent of a fraction, (i) the numerator of which is the sum, with respect to each of the three most recent Monthly Periods (which may include such Monthly Period), of the aggregate Collections received in respect of Principal Receivables during each such Monthly Period, and (ii) the denominator of which is the sum, with respect to each of the three most recent Monthly Periods (which may include such Monthly Period), of the daily average Outstanding Receivables Balance of all Principal Receivables for each such Monthly Period.

“Three-Month Weighted Average Yield” means, for any Monthly Period, the percentage equivalent of a fraction, (i) the numerator of which is the sum, with respect to each of the three most recent Monthly Periods (which may include such Monthly Period), of the total Collections, other than Collections in respect of Principal Receivables, received during each such Monthly Period, and (ii) the denominator of which is the sum, with respect to each of the three most recent Monthly Periods (which may include such Monthly Period), of the daily average Outstanding Receivables Balance of all Eligible Receivables for each such Monthly Period.

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“Transaction Documents” means, collectively, this Indenture, the Notes, the Servicing Agreement, the Back-Up Servicing Agreement, the Purchase Agreement, the Transfer Agreement, the Trust Agreement, the Depositor Receivables Trust Agreement, the Note Purchase Agreement, the Control Agreement and the Collateral Trustee Appointment.
“Transfer Agent and Registrar” has the meaning specified in Section 2.6 and shall initially, and so long as Wilmington Trust, National Association is acting as Indenture Trustee, be the Indenture Trustee.
“Transfer Agreement” means the Receivables Transfer Agreement, dated as of the Closing Date, among the Issuer, the Depositor, and the Depositor Receivables Trustee, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.
“Transferred Account” has the meaning specified within the definition of Account. “Transferred Assets” has the meaning specified in Section 2.1 of the Transfer Agreement.
“Transferred Receivable” means a Receivable that has been transferred by the Depositor and the Depositor Receivables Trustee for the benefit of the Depositor to the Issuer under the Transfer Agreement.
“Transition Costs” means all reasonable costs and expenses incurred by the Back-Up Servicer in connection with a transfer of servicing.
“Trust Account” has the meaning specified in the Granting Clause to this Indenture.~~.~~
“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Closing Date, among the Depositor, the Owner Trustee, the Certificate Registrar and the Administrator, as the same may be amended or supplemented from time to time.
“Trust Estate” has the meaning specified in the Granting Clause of this Indenture.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.
“Trust Officer” means any officer within the Corporate Trust Office (or any successor group of the Indenture Trustee), including any Vice President, any Director, any Managing Director, any Assistant Vice President or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any individual who at the time shall be an above-designated officer and is directly responsible for the day-to-day administration of the transactions contemplated herein.
“Trust Portfolio” means, collectively, the Accounts that are listed on the Account Schedule most recently delivered to the Issuer by the Depositor.
“Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses” means, for any Payment Date, (i) the amount of accrued and unpaid fees (including, without limitation, the Servicing Fee of any successor Servicer), indemnity amounts and reasonable out-of-pocket expenses for the Back-Up Servicer, the successor Servicer (including, without limitation, SST as

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successor Servicer) or the Indenture Trustee (including in its capacity as Agent), the Securities Intermediary, the Depositary Bank, the Certificate Registrar, the Collateral Trustee, the Owner Trustee, the Depositor Receivables Trustee and any successor Servicer (but, as to expenses and indemnity amounts (other than amounts paid to the bank holding the Servicer Account (as defined in the Servicing Agreement)), not in excess of (A) $150,000 per calendar year for the Indenture Trustee (including in its capacity as Agent), the Securities Intermediary and the Depositary Bank (or, if an Event of Default has occurred and is continuing, without limit), (B) $10,000 per calendar year for the Collateral Trustee (or, if an Event of Default has occurred and is continuing, without limit), (C) $150,000 per calendar year for the Owner Trustee and the Depositor Receivables Trustee (or, if an Event of Default has occurred and is continuing, without limit), and (D) $50,000 per calendar year (or, if an Event of Default has occurred and is continuing, without limit) for the Back-Up Servicer and successor Servicer (including, without limitation, SST as successor Servicer) and (ii) the Transition Costs (but not in excess of $100,000), if applicable.
“U.S.” or “United States” means the United States of America and its territories.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unused Fee” has the meaning specified in the Fee Letter, as notified by the Issuer to the Servicer in writing.
~~“U.S.” or “United States” means the United States of America and its territories.~~
“VantageScore” means the credit score for an Obligor referred to as a “VantageScore 3.0” calculated and reported by Experian plc.
“WebBank” means WebBank, a Utah state-chartered bank.

“WebBank Agreements” means the WebBank Program Agreement, the WebBank Receivables Sale Agreement and the WebBank Receivables Purchase Agreement.
“WebBank Program Agreement” means the Amended and Restated Credit Card Program and Servicing Agreement, dated as of February 5, 2021, between Seller and WebBank as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
“WebBank Receivables ~~Sale~~Purchase Agreement” means the Receivables ~~Sale~~Purchase Agreement, dated as of ~~November 5, 2019~~December 20, 2021, between Seller and WebBank as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

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“WebBank Receivables ~~Purchase~~Sale Agreement” means the Receivables ~~Purchase~~Sale Agreement, dated as of ~~December 20, 2021~~November 5, 2019, between Seller and WebBank as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
“written” or “in writing” means any form of written communication, including, without limitation, by means of e-mail, telex or telecopier device.
Section 1.2. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, except to the extent that the Indenture Trustee has been advised by an Opinion of Counsel that the Indenture does not need to be qualified under the TIA or such provision is not required under the TIA to be applied to this Indenture in light of the outstanding Notes. The following TIA terms used in this Indenture have the following meanings:
“Commission” means the Securities and Exchange Commission.
“indenture securities” means the Notes.
“indenture security holder” means a Holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Indenture Trustee.
“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.
All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.
Section 1.3. [Reserved].
transfer in a form satisfactory to the Issuer duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing.
(vi)    The preceding provisions of this Section 2.6 notwithstanding, the Indenture Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Note for a period of five (5) Business Days preceding the due date for any payment with respect to the Notes or during the period beginning on any Record Date and ending on the next following Payment Date.
(vii)    No service charge shall be made for any registration of transfer or exchange of Notes, but the Transfer Agent and Registrar may require payment of a sum

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sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.
(viii)    All Notes surrendered for registration of transfer and exchange shall be cancelled by the Transfer Agent and Registrar and disposed of.
(ix)    Upon written request, the Issuer shall deliver to the Indenture Trustee or the Transfer Agent and Registrar, as applicable, Registered Notes in such amounts and at such times as are necessary to enable the Indenture Trustee to fulfill its responsibilities under this Indenture and the Notes.

(x)    [Reserved].

(xi)    Notwithstanding anything to the contrary set forth in this Indenture, no sale or transfer of a beneficial interest in a Class A Note shall be permitted (including, without limitation, by participation, pledge or hypothecation) or effective (and shall be void ab initio) if the sale or transfer thereof (i) increases the total number of beneficial owners of the Class A Notes to more than ninety-five (95), or (ii) would be to a Person that is not a United States person as defined in Section 7701(a)(30) of the Code. For purposes of determining the total number of beneficial owners of Class A Notes, a beneficial owner of an interest in a partnership, grantor trust, S corporation or other flow-through entity that owns, directly or through other flow-through entities, a beneficial interest in a Class A Note is treated as a holder of a beneficial interest in a Class A Note if more than 50% of the value of the beneficial ~~owner's~~owner’s interest (directly or indirectly) in the flow-through entity is attributable to the flow-through ~~entity's~~entity’s interest in all Class A Notes. Unless the Issuer, the Transfer Agent and ~~the~~ Registrar receive a written certification of the number of beneficial owners of any Holder or transferee of Class A Notes, by its acceptance of a Note, each Noteholder and each transferee of a Class A Note shall be deemed to have represented and warranted that it represents one (1) beneficial owner, as determined by the foregoing provisions of this Section 2.6(a)(xi). By its acceptance of a Note, each Noteholder and each transferee of a Class A Note shall be deemed to have represented and warranted that it (and each of its beneficial owners) is a United States person as defined in Section 7701(a)(30) of the Code.
partnership shall be the sole obligation of the Noteholder to whom such items area allocated and not of such partnership.
Section 2.21. Duties of the Indenture Trustee and the Transfer Agent and Registrar. Notwithstanding anything contained herein to the contrary, neither the Indenture Trustee nor the Transfer Agent and Registrar shall be responsible for ascertaining whether any transfer of a Note complies with the terms of this Indenture, the registration provision of or exemptions from the Securities Act, applicable state securities Laws, ERISA or the Investment Company Act; provided that if a transfer certificate or opinion is specifically required by the express terms of this Indenture to be delivered to the Indenture Trustee or the Transfer Agent and Registrar in connection with a transfer, the Indenture Trustee or the Transfer Agent and Registrar, as the case may be, shall be under a duty to receive the same.
ARTICLE 3.
ISSUANCE OF NOTES; CERTAIN FEES AND EXPENSES
Section 3.1. Initial Issuance; Procedure for Increases.

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(a)    Subject to satisfaction of the conditions precedent set forth ~~in subsection (b) of this Section 3.1~~below, on the Closing Date, the Issuer will issue the Class A Notes in accordance with Section 2.18 hereof in an aggregate initial principal amount of $41,000,000.00. The Notes will be issued on the Closing Date pursuant to this subsection (a) only upon satisfaction of each of the following conditions with respect to such initial issuance:
(i)    Such issuance and the application of the proceeds thereof shall not result in the occurrence of a Servicer Default, a Rapid Amortization Event, an Event of Default or a Default;
(ii)    The representations and warranties of the Issuer, the Depositor, the initial Servicer and the Seller set forth in this Indenture and the other Transaction Documents are true and correct as of the Closing Date (except to the extent they relate to an earlier or later date, and then as of such earlier or later date);
(iii)    All required consents have been obtained and all other conditions precedent to the purchase of the Notes under the Note Purchase Agreement shall have been satisfied;
(iv)    A certification (in form and substance satisfactory to the Required Noteholders) from the initial Servicer that no Borrowing Base Shortfall shall exist (after giving effect to such issuance); and
(v)    The proceeds of such ~~Issuance~~issuance shall be used solely in connection with the acquisition of Receivables and other Permissible Uses.
(b)    Subject to the procedures set forth in Section 2.3 of the Note Purchase Agreement, on any Business Day during the Revolving Period (but no more than two (2) times
(a)    The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders and Certificateholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 4.1 and the names and addresses of Noteholders and Certificateholders received by the Indenture Trustee in its capacity as Transfer Agent and Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 4.1 upon receipt of a new list so furnished.
(b)    Noteholders and Certificateholders may communicate (including pursuant to TIA Section 312(b) (if this Indenture is required to be qualified under the TIA)) with other Noteholders and Certificateholders with respect to their rights under this Indenture or under the Notes. If ~~holders~~Holders of Notes evidencing in aggregate not less than (i) 20% of the ~~outstanding principal balance of the Notes~~aggregate Note Principal or (ii) a percentage interest in the Certificates of at least 15% (the “Applicants”) apply in writing to the Indenture Trustee, and furnish to the Indenture Trustee reasonable proof that each such Applicant has owned a Note for a period of at least 6 months preceding the date of such application, and if such application states that the Applicants desire to communicate with other Noteholders or Certificateholders with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Indenture Trustee, after having been indemnified by such Applicants for its costs and expenses, shall within five (5) Business Days after the receipt of such application afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal

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business hours to the most recent list of Noteholders and Certificateholders held by the Indenture Trustee and shall give the Issuer notice that such request has been made within five (5) Business Days after the receipt of such application. Such list shall be as of the most recent Record Date, but in no event more than forty-five (45) days prior to the date of receipt of such Applicants’ request.
(c)    The Issuer, the Indenture Trustee and the Transfer Agent and Registrar shall have the protection of TIA Section 312(c) (if this Indenture is required to be qualified under the TIA). Every Noteholder and Certificateholder, by receiving and holding a Note, agrees with the Issuer and the Indenture Trustee that neither the Issuer, the Indenture Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders and Certificateholders in accordance with this Section 4.2, regardless of the source from which such information was obtained.
Section 4.3. Reports by Issuer.
(a)    (i) The Issuer or the initial Servicer shall deliver to the Indenture Trustee and the Noteholders, on the date, if any, the Issuer is required to file the same with the Commission, hard and electronic copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;
(ii)    the Issuer or the initial Servicer shall file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports, if any, with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;
(iii)    the Issuer or the initial Servicer shall supply to the Indenture Trustee and the Noteholders (and the Indenture Trustee shall transmit by mail or make available on via a website to all Noteholders and Certificateholders) such summaries of any information, documents and reports required to be filed by the Issuer (if any) pursuant to clauses (i) and (ii) of this Section 4.3(a) as may be required by rules and regulations prescribed from time to time by the Commission; and
(iv)    the Servicer shall prepare and distribute any other reports required to be prepared by the Servicer (except, if a successor Servicer is acting as Servicer, any reports expressly only required to be prepared by the initial Servicer) under any Servicer Transaction Documents.
(b)    Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.
Section 4.4. Reports by Indenture Trustee. If this Indenture is required to be qualified under the TIA, within sixty (60) days after each April 1, beginning with April 1, 2022 the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA

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Section 313(a). If this Indenture is required to be qualified under the TIA, the Indenture Trustee also shall comply with TIA Section 313(b).
A copy of each report at the time of its mailing to Noteholders and Certificateholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.
Section 4.5.    Reports and Records for the Indenture Trustee and
Instructions.
(a)    On each Determination Date the Servicer shall forward to the Indenture Trustee and the Noteholders a Monthly Servicer Report prepared by the Servicer.
(b)    On each Payment Date, the Indenture Trustee or the Paying Agent shall make available in the same manner as the Monthly Servicer Report to each Noteholder and Certificateholder of record of the outstanding Notes or Certificates, the Monthly Statement with respect to such Notes or Certificates prepared by the Servicer.
ARTICLE 5.
ALLOCATION AND APPLICATION OF COLLECTIONS
Section 5.1. Rights of Noteholders. The Notes shall be secured by the entire Trust Estate, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article 5 to be deposited in the withdrawn on the same day shall be invested in Permitted Investments, in accordance with a direction from the Issuer pursuant to Section 5.3(e).
On the Closing Date, the Issuer shall deposit, or cause to be deposited, into the Reserve Account a ~~That~~ portion of the proceeds from the sale of the Notes ~~set forth in Section 3.4 shall be deposited into~~in an amount equal to the Reserve Account Requirement. In addition, on any Monthlyeach Payment Date, the Indenture Trustee shall transfer Available Funds to the Reserve Account as and to the extent provided in Article 5 hereof. Moneys in the Reserve Account that constitute Available Funds shall be applied on any ~~Monthly~~ Payment Date as provided in Article 5 hereof. Class
(c)    [Reserved].
(d)    [Reserved].
(e)    Administration of the Collection Account and the Reserve Account. Funds on deposit in the Collection Account or the Reserve Account that are not both deposited and to be withdrawn on the same date shall be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Business Day immediately preceding the Payment Date immediately following the Monthly Period in which such funds were received or deposited. Wilmington Trust, National Association is hereby appointed as the initial securities intermediary hereunder (the “Securities Intermediary”) and accepts such appointment. The Securities Intermediary represents, warrants, and covenants, and the parties hereto agree, that at all times prior to the termination of this

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Indenture: (i) the Securities Intermediary shall be a bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder; (ii) the Collection Account and the Reserve Account each shall be an account maintained with the Securities Intermediary to which financial assets may be credited and the Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise such financial assets; (iii) each item of property credited to the Collection Account or the Reserve Account shall be treated as a financial asset; (iv) the Securities Intermediary shall comply with entitlement orders originated by the Indenture Trustee without further consent by the Issuer or any other Person; (v) the Securities Intermediary waives any Lien on any property credited to the Collection Account or the Reserve Account, and (vi) the Securities Intermediary agrees that its jurisdiction for purposes of Section 8-110 and Section 9-305(a)(3) of the UCC shall be New York. The Securities Intermediary shall maintain for the benefit of the Secured Parties, possession or control of each other Permitted Investment (including any negotiable instruments, if any, evidencing such Permitted Investments) not credited to or deposited in a Trust Account (other than such as are described in clause (b) of the definition thereof); provided that no Permitted Investment shall be disposed of prior to its maturity date if such disposition would result in a loss. Nothing herein shall impose upon the Securities Intermediary any duties or obligations other than those expressly set forth herein and those applicable to a securities intermediary under the UCC. The Securities Intermediary shall be entitled to all of the protections available to a securities intermediary under the UCC. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account and on deposit in the Reserve Account, respectively, shall be treated as Investment Earnings. If at the end of a month losses and investment expenses on funds on formerly maintaining the Collection Account (unless it later becomes a Qualified Institution or qualified corporate trust department maintaining the Collection Account).
Section 5.5. Determination of Monthly Interest. Monthly interest with respect to each of the Notes shall be determined, allocated and distributed in accordance with the procedures set forth in Section 5.12.
Section 5.6. Determination of Monthly Principal. Monthly principal and other amounts with respect to each of the Notes shall be determined, allocated and distributed in accordance with the procedures set forth in Section 5.15. However, all principal or interest with respect to any of the Notes shall be due and payable no later than the Legal Final Payment Date with respect to the Notes.
Section 5.7.    General Provisions Regarding Accounts.    Subject to
Section 11.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Estate resulting from any loss on any Permitted Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Permitted Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.
Section 5.8. Removed Receivables. Upon satisfaction of the conditions and the requirements of any of (i) Section 8.3(a) and Section 15.1 hereof, (ii) Section 2.2(g) and Section 2.7 of the Servicing Agreement, (iii) Section 6.1 of the Purchase Agreement or (iv) Sections 2.7 and 6.1 of the Transfer Agreement, as applicable, the Issuer shall execute and deliver and, upon receipt of an Issuer Order

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or an Administrator Order, the Indenture Trustee shall acknowledge an instrument in the form attached hereto as Exhibit B evidencing the Indenture Trustee’s release of the related Removed Receivables and Related Security, and the Removed Receivables and Related Security shall no longer constitute a part of the Trust Estate. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article 5 shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.
Section 5.9. [Reserved].
Section 5.10. [Reserved].
Section 5.11. [Reserved].
Section 5.12. Determination of Monthly Interest~~; LIBOR Notification~~.
(a)    The amount of monthly interest payable on the Class A Notes on each
Payment Date will be determined by the Servicer as of each Determination Date and will be an amount for each day during the related Interest Period equal to the product of (i) 1/360, times (ii) the Class A Note Rate in effect on such day, times (iii) the Aggregate Class A Note Principal on such day (such aggregate amount for any Interest Period, the “Class A Monthly Interest”).
In addition to the Class A Monthly Interest, an amount equal to the sum of (i) the amount of any unpaid Class A Deficiency Amount, as defined below, plus (ii) an amount for each day during the related Interest Period equal to the product of (A) 1/360, times (B) the Class A Note Rate in effect on such day, times (C) any Class A Deficiency Amount, as defined below (or the portion thereof which has not theretofore been paid to the Class A Noteholders), will also be payable to the Class A Noteholders (such aggregate amount for any Interest Period being herein called the “Class A Additional Interest”). The “Class A Deficiency Amount” for any Determination Date shall be equal to the excess, if any, of (x) the sum of (i) the Class A Monthly Interest and the Class A Additional Interest, in each case for the Interest Period ended immediately prior to the preceding Payment Date, plus (ii) any Class A Deficiency Amount for the preceding period, over (y) the amount actually paid in respect thereof on the preceding Payment Date; provided, however, that the Class A Deficiency Amount on the first Determination Date shall be zero.

(b) ~~The interest rate on the Class A Notes is determined by reference to One Month LIBOR, which is derived from the London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of the 1 week and 2 month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12 month U.S. Dollar LIBOR settings will permanently cease; and immediately after June 30, 2023, the 1 month, 3 month and 6 month Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the~~

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~~availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this Indenture should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR.~~ Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event or an Early Opt in Election, Sections 5.17(b) and (c) provide~~Section 5.17(a) provides the mechanisms for determining an alternative rate of interest. The Required Noteholders will promptly notify the Issuer and the Noteholders (with a copy to the Indenture Trustee and the Paying Agent), pursuant to Section 5.17(~~e~~c), of any change to the reference rate upon which the interest rate on Class A Notes is based. The Noteholders, the Owner Trustee, the Indenture Trustee and the Paying Agent do not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related ~~to LIBOR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such~~ABR, the Benchmark, any component definition thereof or rates referred to in the definition thereof or any alternative, successor or replacement rate ~~implemented pursuant to Section 5.17(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt in Election, and (ii) the implementation of~~thereto (including any Benchmark Replacement ~~Conforming Changes pursuant to Section 5.17(d~~), including ~~without limitation,~~ whether the composition or characteristics of any such alternative, successor or replacement ~~reference~~ rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, ~~LIBOR~~ or have the same volume or liquidity as ~~did the London interbank offered rate~~, ABR, the Benchmark or any other Benchmark prior to its discontinuance or unavailability or (ii) the implementation of any Conforming Changes pursuant to Section 5.17(b). The Noteholders, the Indenture Trustee, the Paying Agent and their respective affiliates and/or other related entities may engage in transactions that affect the calculation of ~~any~~ABR, the Benchmark, any alternative, successor or ~~alternative~~replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Issuer. The Required Noteholders may select information sources or services in their reasonable discretion to ascertain any Benchmark or any component thereof, in each case pursuant to the terms of this Indenture, and shall have no liability to the Issuer, any Noteholder or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 5.13. [Reserved].
Section 5.14. [Reserved].
Section 5.15. Monthly Payments. On or before the Business Day immediately preceding each Payment Date, the Servicer shall instruct the Indenture Trustee in writing (which writing shall be substantially in the form of the Monthly Servicer Report attached as Exhibit B to the Servicing Agreement) to withdraw, and the Indenture Trustee, acting in accordance with such instructions, shall withdraw on the related Payment Date, as applicable, to the extent of the funds credited to the relevant accounts, the amounts required to be withdrawn from the Collection Account and the Reserve Account as follows:

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(a)    An amount equal to the Distributable Funds for such Payment Date shall be distributed by the Indenture Trustee on such Payment Date in the following priority to the extent of funds available therefor:
(i)    first, to the Indenture Trustee, the Securities Intermediary, the Depositary Bank, the Certificate Registrar, the Collateral Trustee, the Owner Trustee, the Depositor Receivables Trustee, the Back-Up Servicer and any successor Servicer (distributed on a pari passu and pro rata basis), an amount equal to the accrued and unpaid Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses for such Payment Date (plus the Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses due but not paid on any prior Payment Date);
(ii)    second, if Oportun, Inc. is the Servicer, to the Servicer an amount equal to the accrued and unpaid Servicing Fee for such Payment Date (plus any Servicing Fee due but not paid on any prior Payment Date);
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from the applicable Trust Account without instruction from the Servicer. The Indenture Trustee shall be required to make any such payment, deposit or withdrawal hereunder only to the extent that the Indenture Trustee has sufficient information to allow it to determine the amount thereof. The Servicer shall, upon reasonable request of the Indenture Trustee, promptly provide the Indenture Trustee with all information necessary and in its possession to allow the Indenture Trustee to make such payment, deposit or withdrawal. Such funds or the proceeds of such withdrawal shall be applied by the Indenture Trustee in the manner in which such payment or deposit should have been made (or instructed to be made) by the Servicer.
Section 5.17.    ~~Determination of One Month LIBOR~~Benchmark
Replacement.
~~(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 5.17:~~
~~(i)    On each Business Day, the Calculation Agent shall determine One Month LIBOR on the basis of the rate for Dollar deposits for a period equal to one month which appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on such Business Day (or such other page as may replace such page on that service or other service or services as may be nominated by ICE Benchmark Administration Limited or any successor organization for the purpose of displaying London interbank offered rates of U.S. dollar deposits for a one month period) and shall send to the Servicer and the Issuer, by facsimile or e mail, notification of One Month LIBOR for such Business Day.~~
~~(ii)    If on any Business Day such rate does not appear on Reuters Page LIBOR01 (or such other page), then the Class A Note Rate shall be determined by the Calculation Agent by reference to the Alternative Rate and communicated to the Servicer and the Issuer, by facsimile or e mail.~~
~~(iii)    On each Determination Date related to a Payment Date, prior to 3:00 p.m. (New York time), the Calculation Agent shall send to the Servicer, the Issuer and~~

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~~the Noteholders, by facsimile or e mail, notification of One Month LIBOR or the Alternative Rate for each day during the prior Interest Period.~~
(a)    ~~(b)~~ Notwithstanding anything to the contrary herein or in any other
Transaction Document, if a Benchmark Transition Event ~~or an Early Opt in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior ~~to the Reference Time in respect of~~ any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) ~~or (2)~~ of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document ~~(other than the Purchase Agreement)~~ in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Indenture or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document ~~(other than the Purchase Agreement)~~ in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided ~~to~~by the Required Noteholders to all other Noteholders (with a copy to the Indenture Trustee and Paying Agent) without any amendment to, or further action or consent of any other party to, this Indenture or any other Transaction Document ~~so long as the Issuer has not received, by such time, written notice of objection to such Benchmark Replacement from Noteholders comprising the Required Noteholders~~.
~~(c) Notwithstanding anything to the contrary herein or in any other Transaction Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time~~
~~in respect of any setting of the then current Benchmark, then the applicable Benchmark Replacement will replace the then current Benchmark for all purposes hereunder or under any Transaction Document (other than the Purchase Agreement) in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Indenture or any other Transaction Document; provided that, this clause (c) shall not be effective unless the Required Noteholders has delivered to the Noteholders and the Issuer a Term SOFR Notice.~~
(b) ~~(d)~~ In connection with ~~the implementation of~~use or administration of Adjusted Daily Simple SOFR or a Benchmark Replacement, the Required Noteholders will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Indenture or any other Transaction Document; provided that no such amendment may adversely affect the rights, duties, immunities, protections or indemnification rights of the Indenture Trustee, Paying Agent, Registrar, Depositary Bank, Securities Intermediary, Depositor ~~Loan~~Receivables Trustee, Owner Trustee or Collateral Trustee without its written consent or shall be made to the Purchase Agreement.
(c)~~(e)~~ The Required Noteholders will promptly notify the Issuer and the Noteholders (with a copy to the Indenture Trustee and the Paying Agent) ~~of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt in Election, as applicable, (ii)~~and the other Noteholders (if any) of (i) the implementation of any Benchmark Replacement~~,~~ and (~~iii~~ii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes

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in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Required Noteholders will notify the Issuer of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.17(d) and (~~iv~~y) the commencement ~~or conclusion~~ of any Benchmark Unavailability Period. Any determination, decision or election that may be made by any Noteholder (or group of Noteholders) pursuant to this Section 5.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Indenture or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 5.17.
(b)    Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Required Noteholders in their reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Indenture Trustee (at the direction of the Required Noteholders) may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Indenture Trustee (at the direction of the Required Noteholders) may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(c)    ~~(f)~~ Upon the Issuer’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Issuer may revoke any pending request for an ~~Advance~~Increase to be made during any Benchmark Unavailability Period. During ~~any~~a Benchmark Unavailability Period ~~or at any time that a tenor for the then current Benchmark is not an Available Tenor, each Loan~~, the Class A Note Rate shall be determined by the Calculation Agent by reference to the ~~Alternative Rate~~ABR and communicated to the Servicer and the Issuer, by facsimile or e-mail.
ARTICLE 6.
DISTRIBUTIONS AND REPORTS
Section 6.1. Distributions.
(a)    On each Payment Date, the Indenture Trustee shall distribute (in accordance with the Monthly Servicer Report delivered by the Servicer on or before such related Determination Date pursuant to Section 2.8 of the Servicing Agreement) to each Noteholder of record on the immediately preceding Record Date (other than as provided in

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Section 12.5 respecting a final distribution), such Noteholder’s pro rata share (based on the Note Principal held by such Noteholder) of the amounts that are payable to the Noteholders pursuant to Section 5.15 by wire transfer to an account designated by such Noteholders.
(b)    Notwithstanding anything to the contrary contained in this Indenture, if the amount distributable in respect of principal on the Notes on any Payment Date is less than one dollar, then no such distribution of principal need be made on such Payment Date to the Noteholders.
Section 6.2. Monthly Statement.
(a)    On or before each Payment Date, the Indenture Trustee shall make available electronically to each Noteholder and Certificateholder, a ~~statement in substantially the form of Exhibit D hereto (a “~~Monthly Statement~~”)~~ prepared by the Servicer and delivered to the Indenture Trustee on the preceding Determination Date and setting forth, among other things, the following information:
(i)    the amount of Collections received during the related Monthly Period;
(ii)    the amount of Collections received during the related Monthly Period in respect of Finance Charge Receivables and Principal Receivables;
(iii)    the amount of Collections received during the related Monthly Period in respect of any annual fees, late fees, returned check fees and any other fees payable by the Obligors on the Receivables;
(iv)    the amount of Available Funds and Distributable Funds on deposit in the Collection Account and, if applicable, the Reserve Account on such Payment Date;
(v)    the amount of Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses, Class A Monthly Interest, Class A Deficiency Amounts, Class A Additional Interest and the Unused Fee, respectively, for such Payment Date;
(vi)    the Reserve Account Requirement and the balance in the Reserve Account on such Payment Date;
(vii)    the amount of the Servicing Fee for such Payment Date;
(viii)    the total amount to be distributed to the Class A Noteholders on such Payment Date;
(ix)    the ~~outstanding principal balance of the Class A Notes~~Aggregate Class A Note Principal as of the end of the day on the Payment Date;
(x)    the amount of any Increases and Decreases in the Notes during the related Monthly Period;

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(ix)    ~~One Month LIBOR~~the Benchmark for each day during the related Interest Period;
(x)    the date on which the Amortization Period commenced, if applicable; connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for information disseminated in accordance with this Indenture.
(c)    Annual Tax Statement. To the extent required by the Code or the Treasury regulations thereunder, on or before January 31 of each calendar year, the Indenture Trustee shall distribute to each Person who at any time during the preceding calendar year was a Noteholder or a Certificateholder, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Noteholders and Certificateholders, as set forth in subclauses (v) and (vi) above, aggregated for such calendar year, and a statement prepared by the initial Servicer or the Administrator with such other customary information (consistent with the treatment of the Notes as debt) required by applicable tax Law to be distributed to the Noteholders. Such obligations of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time in effect.
Section 6.3. Issuer Payments. The Issuer agrees to pay, and the Issuer agrees to instruct the Servicer and the Indenture Trustee to pay, all amounts payable by it with respect to the Notes, this Indenture and each of the other Transaction Documents to the applicable account designated by the Person to which such amount is owing. All such amounts to be paid by the Issuer shall be paid no later than 3:00 p.m. (New York time) on the day when due as determined in accordance with this Indenture and each of the other Transaction Documents, in lawful money of the United States in immediately available funds. Amounts received after that time shall be deemed to have been received on the next Business Day and shall bear interest at the ~~Default~~Class A Note Rate inclusive of the Default Margin, which interest shall be payable on demand.
ARTICLE 7.
REPRESENTATIONS AND WARRANTIES OF THE ISSUER
Section 7.1. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Indenture Trustee and each of the Secured Parties that:
(a)    Organization and Good Standing, etc. The Issuer has been duly organized and is validly existing and in good standing under the Laws of the State of Delaware, with power and authority to own its properties and to conduct its respective businesses as such properties are presently owned and such business is presently conducted. The Issuer is not organized under the Laws of any other jurisdiction or Governmental Authority. The Issuer is duly licensed or qualified to do business as a foreign entity in good standing in the jurisdiction where its principal place of business and chief executive office is located and in each other jurisdiction in which the

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failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect. the conduct of its business, which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect.
(m)    No Proceedings. Except as described in Schedule 2:
(i)    there is no order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority to which the Issuer is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the knowledge of the Issuer, threatened, before or by any Governmental Authority, against the Issuer; and
(ii)    there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the knowledge of the Issuer, threatened, before or by any Governmental Authority (A) asserting the invalidity of this Indenture, the Notes or any other Transaction Document, (B) seeking to prevent the issuance of the Notes pursuant hereto or the consummation of any of the other transactions contemplated by this Indenture or any other Transaction Document or (C) seeking to adversely affect the federal income tax attributes of the Issuer.
(n)    Investment Company Act; Covered Fund. The Issuer is not an “investment company” within the meaning of the Investment Company Act and the Issuer relies on the exception from the definition of “investment company” set forth in Rule 3a-7 under the Investment Company Act, although other exceptions or exclusions may be available to the Issuer. The Issuer is not a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), as amended.
(o)    Eligible Receivables.    Each Receivable included as an Eligible
Receivable in any Monthly Servicer Report shall be an Eligible Receivable as of the date so included. Each Receivable~~, including Subsequently Purchased Receivables,~~ purchased by the Issuer on any Purchase Date shall be an Eligible Receivable as of such Purchase Date unless otherwise specified to the Indenture Trustee in writing prior to such Purchase Date.
(p)    Receivables Schedule.    The most recently delivered schedule of
Receivables reflects, in all material respects, a true and correct schedule of the Receivables included in the Trust Estate as of the date of delivery.
(q)    ERISA. (i) Each of the Issuer, the Depositor, the Seller, the Servicer and their respective ERISA Affiliates is in compliance with ERISA unless, in the case of the Seller and the Servicer, any failure to so comply could not reasonably be expected to have a Material Adverse Effect or create a Lien on the assets of the Issuer or any of its ERISA Affiliates under Section 430(k) of the Code or Section 303(k) or 4068 of ERISA (“ERISA Lien”); and (ii) no ERISA Lien exists. No ERISA Event has occurred with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect or result in an ERISA Lien.
(A)    (r)    Accuracy of Information. All information heretofore furnished by, or on behalf of, the Issuer to the Indenture Trustee or any of the Noteholders in connection with any Transaction Document, or any transaction contemplated thereby, was, at the time it was a review of the activities of the

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Issuer during such year and of performance under this Indenture has been made under such Responsible Officer’s supervision; and
(B)    to the best of such Responsible Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a Default, Event of Default or Rapid Amortization Event specifying each such Default, Event of Default or Rapid Amortization Event known to such Responsible Officer and the nature and status thereof.
(h)    Use of Proceeds. Use the proceeds of the Notes solely in connection with the acquisition or funding of Receivables, funding any initial deposit to the Reserve Account as specified in Section ~~3.4~~5.3(b), payment of costs of issuance of the Notes and other Permissible Uses.
(i)    Protection of Trust Estate. At its expense, perform all acts and execute all documents necessary and desirable at any time to evidence, perfect, maintain and enforce the security interest of the Indenture Trustee in the Trust Estate and the priority thereof. The Issuer will prepare, deliver and authorize the filing of financing statements relating to or covering the Trust Estate (which financing statements may cover “all assets” of the Issuer).
(j)    Inspection of Records. Once per calendar year (or upon the occurrence of a non-routine regulatory inquiry or during the continuance of any Event of Default or Servicer Default, as frequently as requested by the Required Noteholders), upon reasonable prior written notice (which, except during the continuance of any Event of Default or Servicer Default, shall be at least 30 days), permit the Required Noteholders or their duly authorized representatives, attorneys or auditors to inspect the Receivables, the ~~Receivable Files~~files related to such Receivables and the Records at such times as such Person may reasonably request. Upon instructions from the Required Noteholders or their duly authorized representatives, attorneys or auditors, the Issuer shall release a copy of any document related to any Receivables to such Person.
(k)    Furnishing of Information. Provide such cooperation, information and assistance, and prepare and supply the Indenture Trustee and the Noteholders with such data regarding the performance by the Obligors of their obligations under the Receivables and the performance by the Issuer and Servicer of their respective obligations under the Transaction Documents, as may be reasonably requested by the Indenture Trustee or the Required Noteholders from time to time.
(l)    Performance and Compliance with Receivables. At its expense, timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by the Issuer under the Receivables.
(m)    Collections Received. Hold in trust, and immediately (but in any event no later than two (2) Business Days following the date of receipt thereof) transfer to the
(j)    Tax Matters. The Issuer will not take any action that could cause, and will not omit to take any action, which omission could cause, the Issuer to become taxable as a corporation for U.S. federal income tax purposes.

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(k)    Accounts. The Issuer shall not maintain any bank accounts other than the Trust Accounts; provided, however, that the Issuer may maintain a general bank account to, among other things, receive and hold funds distributed to it, and to pay ordinary-course operating expenses, as applicable. Except as set forth in the Servicing Agreement the Issuer shall not make, nor will it permit the Seller or Servicer to make, any change in its instructions to Obligors regarding payments to be made to the Servicer Account (as defined in the Servicing Agreement). The Issuer shall not add any additional Trust Accounts unless the Indenture Trustee (subject to Section 15.1 hereto) shall have consented thereto and received a copy of any documentation with respect thereto. The Issuer shall not terminate any Trust Accounts or close any Trust Accounts unless the Indenture Trustee shall have received at least thirty (30) days’ prior notice of such termination and (subject to Section 15.1 hereto) shall have consented thereto.
(l)    No Claims Against Note. Subject to Applicable Law, it shall not claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Notes or assert any claim against any present or future ~~Purchaser~~Holder, by reason of the payment of any taxes levied or assessed upon any part of the Trust Estate.
(m)    Receivables.
(i)    The Issuer shall not extend, amend, waive or otherwise modify (or permit the Servicer to extend, amend, waive or otherwise modify) the terms of any Receivable or permit the rescission or cancellation of any Receivable, whether for any reason relating to a negative change in the related ~~Obligor's~~Obligor’s creditworthiness or inability to make any payment under the Receivable or otherwise, except as permitted by the Credit and Collection Policy or as otherwise permitted in the Servicing Agreement.
(ii)    The Issuer shall not terminate or cancel (or permit the Servicer to terminate or cancel) any Receivable prior to the end of the term of such Receivable, except as permitted by the Credit and Collection Policy or as otherwise permitted in the Servicing Agreement.
(iii)    The Issuer shall not account for or treat (whether in the ~~Issuer's~~Issuer’s financial statements or otherwise) the transactions contemplated by the Transfer Agreement in any manner other than as the sale, contribution or absolute assignment, of the Receivables and related assets to the Issuer, other than for income tax and consolidated accounting purposes.
Section 8.4. Further Instruments and Acts. The Issuer will execute and deliver such further instruments, furnish such other information and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture. been declared due and payable and the Required Noteholders direct such sale and liquidation.
In determining such sufficiency or insufficiency with respect to clauses (d)(ii) and (d)(iii), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an

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Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Receivables in the Trust Estate for such purpose.
Section 10.5. [Reserved].
Section 10.6. Waiver of Past Events. If an Event of Default shall have occurred and be continuing, prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 10.2(a), the Required Noteholders may waive any past Default or Event of Default and its consequences except a Default in payment of principal of any of the Notes. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
Section 10.7. Limitation on Suits. No Noteholder have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(i)    such Noteholder or Certificateholder previously has given written notice to the Indenture Trustee of a continuing Event of Default;
(ii)    the Holders of not less than 25% of the ~~outstanding principal amount of all Notes~~aggregate Note Principal have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;
(iii)    such Noteholder has offered and provided to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;
(iv)    the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and
(v)    no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Required Noteholders; it being understood and intended that no one or more Noteholder shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

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The Indenture Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Indenture Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by Law.
In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Secured Parties, each representing less than the Required Noteholders, the Indenture Trustee shall proceed in accordance with the request of the Holders of the greater majority of the ~~outstanding principal amount of the Notes~~aggregate Note Principal, as determined by reference to such requests.
Section 10.8. Unconditional Rights of Holders to Receive Payment; Withholding Taxes.
(a)    Notwithstanding any other provision of this Indenture except as provided in Section 10.8(b) and (c), the right of any Noteholder to receive payment of principal, interest or other amounts, if any, on the Note, on or after the respective due dates expressed in the Note or in this Indenture (or, in the case of a Decrease, on or after the date of such Decrease), or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholder.
(b)    Promptly upon request, each Noteholder shall provide to the Indenture Trustee and/or the Issuer (or other person responsible for withholding of taxes, including but not limited to FATCA Withholding Tax, or delivery of information under FATCA) with the Tax Information.
(c)    The Paying Agent shall (or if the Indenture Trustee is not the Paying Agent, the Indenture Trustee shall cause the Paying Agent to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee that such Paying Agent shall) comply with the provisions of this Indenture applicable to it, comply with all requirements of the Code with respect to the withholding from any payments to Noteholders, including FATCA Withholding Tax (including obtaining and retaining from Persons entitled to payments with respect to the Notes any Tax Information and making any withholdings with respect to the Notes as required by the Code (including FATCA) and paying over such withheld amounts to the appropriate Governmental Authority), comply with respect to any applicable reporting requirements in connection with any payments to Noteholders, and, upon request, provide any Tax Information to the Issuer.
Section 10.9. Restoration of Rights and Remedies. If any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee, the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

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Section 10.10. [Reserved].
Section 10.11. Priorities. Following the declaration of an Event of Default or a Rapid Amortization Event pursuant to Section 9.1 or 10.2, all amounts in the Collection Account, including any money or property collected pursuant to Section 10.4 (after deducting the reasonable costs and expenses of such collection), shall be applied by the Indenture Trustee on the related Payment Date in accordance with the provisions of Article 5.
The Indenture Trustee may fix a record date and payment date for any payment to Secured Parties pursuant to this Section. At least fifteen (15) days before such record date the Issuer shall mail to each Secured Party and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.
Section 10.12. Undertaking for Costs. All parties to this Indenture agree, and each Secured Party shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the aggregate ~~outstanding principal balance of the Notes~~Note Principal on the date of the filing of such action, or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of a Decrease, on or after the date of such Decrease).
Section 10.13. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Secured Parties is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 10.14. Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee or any Secured Party to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article 10 or by Law to the Indenture Trustee or to the Secured Parties may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Secured Parties, as the case may be.

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Section 10.15. Control by Noteholders. The Required Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:
(i)    such direction shall not be in conflict with any Law or with this Indenture;
(ii)    subject to the express terms of Section 10.4, any direction to the Indenture Trustee to sell or liquidate the Receivables shall be by the Holders of Notes representing not less than 100% of the aggregate ~~outstanding principal balance of all the Notes~~Note Principal;
(iii)    the Indenture Trustee shall have been provided with indemnity satisfactory to it; and
(iv)    the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 11.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.
Section 10.16. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension Law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such Law had been enacted.
Section 10.17. Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the competent jurisdiction, no longer subject to appeal or review that the Indenture Trustee was negligent in ascertaining the pertinent facts;
(iii)    the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of the Indenture or the Transaction Documents;
(iv)    the Indenture Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a)-(g) of Section 2.04 of the Servicing Agreement unless a Trust Officer of the Indenture Trustee obtains actual knowledge of such failure or the Indenture Trustee receives written notice of such failure from the Servicer or any Holders of Notes evidencing not less than 10% of the aggregate ~~outstanding principal balance of the Notes~~Note Principal adversely affected thereby.

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(d)    Notwithstanding anything to the contrary contained in this Indenture or any of the Transaction Documents, no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers, if there is reasonable ground (as determined by the Indenture Trustee in its sole discretion) for believing that the repayment of such funds or adequate indemnity against such risk is not reasonably assured to it by the security afforded to it by the terms of this Indenture.
(e)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Article and to the provisions of the TIA (if this Indenture is required to be qualified under the TIA).
(f)    The Indenture Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the Servicing Agreement.
(g)    Without limiting the generality of this Section 11.1 and subject to the other provisions of this Indenture, the Indenture Trustee shall have no duty (i) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof or to see to the validity, perfection, continuation, or value of any lien or security interest created herein or under any other Transaction Document, (ii) to see to the payment or discharge of any tax, assessment or other governmental Lien owing with respect to, assessed or levied against any part of the Issuer, (iii) to confirm or verify the contents of any reports or certificates delivered to the Indenture Trustee pursuant to this Indenture or the Servicing Agreement believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties, (iv) to determine whether any Receivables is an Eligible Receivable or to inspect the Receivables at any time or ascertain or inquire as to the performance or observance of any of the Issuer’s, the Seller’s, the Parent’s or the Servicer’s representations, warranties or covenants under the Servicer Transaction Documents, or (v) the acquisition or maintenance of any insurance. The Indenture Trustee shall be authorized to, but shall in no event have any duty or responsibility to, file any financing or continuation statements discretion) against the costs, expenses (including attorneys’ fees and expenses) and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Indenture Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(f)    The Indenture Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (including, the Monthly Servicer’s Report, the annual Servicer’s certificate, the monthly payment instructions and notification to the Indenture Trustee or the Monthly Statement), unless requested in writing so to do by the Holders of Notes evidencing not less than 25% of the aggregate ~~outstanding principal balance of the Notes~~Note Principal, but the Indenture Trustee may, but is not obligated to, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by

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agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Indenture Trustee, shall be reimbursed by the Person making such request.
(g)    The Indenture Trustee shall have no liability for the selection of Permitted Investments and shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Indenture Trustee’s own willful misconduct or negligence. The Indenture Trustee shall have no obligation to invest or reinvest any amounts except as directed by the Issuer (or the initial Servicer) in accordance with this Indenture. Notwithstanding the foregoing, if the initial Servicer is removed or replaced, the selected Permitted Investment for investment or reinvestment as provided in this Indenture shall be as in effect on the date of such removal or replacement, and if such investment is subsequently unavailable, any amounts that were to be so invested shall remain uninvested.
(h)    The Indenture Trustee shall not be liable for the acts or omissions of any successor to the Indenture Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Indenture Trustee.
(i)    The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee and the entity serving as Indenture Trustee (a) in each of its capacities hereunder and under the Transaction Documents, and to each agent, custodian and other Person employed to act hereunder or thereunder and (b) in each document

(u)    The Indenture Trustee shall not be required to take any action under this Indenture or any related document if taking such action (A) would subject the Indenture Trustee to a tax in any jurisdiction where it is not then subject to a tax, or (B) would require the Indenture Trustee to qualify to do business in any jurisdiction where it is not then so qualified.
(v)    Notwithstanding anything contained in this Indenture or any other Transaction Document to the contrary, the Indenture Trustee shall be under no obligation (i) to monitor, determine or verify the unavailability or cessation of ~~One Month LIBOR (or other applicable benchmark interest rate)~~the then current Benchmark, or whether or when there has occurred, or to give notice to any other Person of the occurrence of, any date on which such rate may be required to be transitioned or replaced in accordance with the terms of the Transaction Documents, applicable law or otherwise, (ii) to select, determine or designate any replacement to such rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any modifier to any replacement or successor index, or (iv) to determine whether or what any amendments to this Indenture or the other Transaction Documents are necessary or advisable, if any, in connection with any of the foregoing.

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(w)    The Indenture Trustee shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Indenture or any other Transaction Document to which it is a party, whether or not an original or a copy of such agreement has been provided to the Indenture Trustee.
(x)    The Indenture Trustee shall have no obligation or duty to determine or otherwise monitor any Person’s compliance with the Credit Risk Retention Rules or any other laws, rules or regulations of any other jurisdiction related to risk retention.
Section 11.3. Indenture Trustee Not Liable for Recitals in Notes. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained in this Indenture and in the Notes (other than the signature and authentication of the Indenture Trustee on the Notes). Except as set forth in Section 11.16, the Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes (other than the signature and authentication of the Indenture Trustee on the Notes) or of any asset of the Trust Estate or related document. The Indenture Trustee shall not be accountable for the use or application by the Issuer or the Seller of any of the Notes or of the proceeds of such Notes, or for the use or application of any funds paid to the Seller or to the Issuer in respect of the Trust Estate or deposited in or withdrawn from the Collection Account or the Reserve Account by the Servicer.
Section 11.4.    Individual Rights of the Indenture Trustee; Multiple Capacities. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Transfer Agent and Registrar, Certificate Registrar and Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 11.9 and 11.11. It is bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability;
(v)    without any investigation, the undersigned Responsible Officer of the Indenture Trustee has actual knowledge that the ~~Collateral~~Trust Estate is subject to the actual or claimed interest of any Person (other than the Issuer and the Indenture Trustee); and
(vi)    the Indenture Trustee meets the requirements of eligibility hereunder set forth in Section 11.9.
Section 11.17. The Issuer Indemnification of the Indenture Trustee. The Issuer shall fully indemnify, defend and hold harmless the Indenture Trustee (and any predecessor Indenture Trustee) and its directors, officers, agents and employees from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained of whatever kind or nature regardless of their merit, demanded, asserted, or claimed directly or indirectly relating to any acts, omissions or alleged acts or omissions arising out of the activities of the Indenture Trustee pursuant to this Indenture and any other Transaction Document to which it

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is a party or any transaction contemplated hereby or thereby, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, Proceeding or claim; provided, however, that the Issuer shall not indemnify the Indenture Trustee or its directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Indenture Trustee. The indemnity provided herein shall (i) survive the termination of this Indenture and the resignation and removal of the Indenture Trustee, (ii) apply to the Indenture Trustee (including (a) in its capacity as Agent and (b) Wilmington Trust, National Association, as Securities Intermediary and ~~Depository~~Depositary Bank) and (iii) apply to Wilmington Trust, National Association, in its capacity as Collateral Trustee.
Section 11.18. Indenture Trustee’s Application for Instructions from the Issuer. Any application by the Indenture Trustee for written instructions from the Issuer, the Administrator or the initial Servicer may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to Section 11.1, the Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than thirty (30) days after the date any Responsible Officer of the Issuer, the Administrator or the initial Servicer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Indenture Trustee shall have such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Noteholders.
(b)    Notwithstanding the termination or discharge of the trust of the Indenture pursuant to Section 12.1 or the occurrence of the Facility Termination Date, all funds then on deposit in the Collection Account shall continue to be held in trust for the benefit of the Noteholders and the Paying Agent or the Indenture Trustee shall pay such funds to the Noteholders upon surrender of their Notes. In the event that all of the Noteholders shall not surrender their Notes for cancellation within six (6) months after the date specified in the above-mentioned written notice, the Indenture Trustee shall give second written notice to the remaining Noteholders upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice all the Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account held for the benefit of such Noteholders. The Indenture Trustee and the Paying Agent shall pay to the Issuer upon request any monies held by them for the payment of principal or interest which remains unclaimed for two (2) years. After such payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property Law designates another Person.

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(c)    All Notes surrendered for payment of the final distribution with respect to such Notes and cancellation shall be cancelled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Indenture Trustee and the Issuer.
Section 12.6. Termination Rights of Issuer. Upon the termination of the Lien of the Indenture pursuant to Section 12.1, and after payment of all amounts due hereunder on or prior to such termination, the Indenture Trustee shall execute a written release and reconveyance substantially in the form of Exhibit A hereto pursuant to which it shall release the Lien of the Indenture and reconvey to the Issuer (without recourse, representation or warranty) all right, title and interest in the Trust Estate, whether then existing or thereafter created, all moneys due or to become due with respect to such Trust Estate and all proceeds of the Trust Estate, except for amounts held by the Indenture Trustee or any Paying Agent pursuant to Section 12.5(b). The Indenture Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Issuer or the Servicer to vest in the Issuer all right, title and interest in the Trust Estate.
Section 12.7. Repayment to the Issuer. The Indenture Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess money or, pursuant to Sections 2.10 and 2.13, return any Notes held by them at any time.

provisions of this Indenture as shall be necessary and permitted to provide for or facilitate the administration of the trusts hereunder by more than one trustee pursuant to the requirements of Article 11; or
(h)    to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.
Upon the request of the Issuer, the Indenture Trustee shall join with the Issuer in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations that may be therein contained, but the Indenture Trustee shall not be obligated to enter into such supplemental indenture or amendment that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 13.2. Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order or an Administrator Order, also may, with the consent of the Required Noteholders and, if the Servicer’s, the Administrator’s, the Calculation Agent’s, the Collateral Trustee’s or the Back-Up Servicer’s (including as successor Servicer) rights and/or obligations are materially and adversely affected thereby, the Servicer or the Administrator, the Calculation Agent, the Collateral Trustee or the Back-Up Servicer, as applicable, enter into one or more indenture supplements or amendments hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in

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any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such indenture supplement or amendment shall, without the consent of the Required Noteholders and without the consent of the Holder of each outstanding Note affected thereby~~)~~:
(i)    change the date of payment of any installment of principal of or interest on, or any premium payable upon the redemption of, any Note or reduce in any manner the principal amount thereof or the interest rate thereon, modify the provisions of this Indenture relating to the application of Collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of, or interest on, the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;
(ii)    change the Noteholder voting requirements with respect to any Transaction Document;
(iii)    impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article 9, to the payment of any such amount due on the Notes on or after the respective due dates thereof;
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(iv)    reduce the percentage of the aggregate ~~outstanding principal amount of the Notes~~Note Principal, the consent of the Holders of which is required for any such indenture supplement or amendment, or the consent of the Holders of which is required for any waiver of compliance with any provisions of this Indenture or any defaults hereunder and their consequences provided for in this Indenture;
(v)    modify or alter the provisions of this Indenture regarding the voting of Notes held by the Issuer, the Seller or an Affiliate of the foregoing;
(vi)    reduce the percentage of the aggregate ~~outstanding principal amount of the Notes~~Note Principal, the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate pursuant to Section 10.4 if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;
(vii)    modify any provision of this Section 13.2, except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby;
(viii)    modify any of the provisions of this Indenture in such manner as to affect in any material respect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation), to alter the application of Collections or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained in this Indenture; or

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(ix)    permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate for the Notes (except for Permitted Encumbrances described in clause (a) of the definition thereof) or, except as otherwise permitted or contemplated in this Indenture, terminate the Lien of this Indenture on any such collateral at any time subject hereto or deprive any Secured Party of the security provided by the Lien of this Indenture;
provided, further, that no amendment will be permitted if it would cause any Noteholder to recognize gain or loss for U.S. federal income tax purposes, unless such Noteholder’s consent is obtained as described above.
The Indenture Trustee may, but shall not be obligated to, enter into any such amendment or supplement that affects the Indenture Trustee’s rights, duties or immunities under this Indenture or otherwise.
It shall not be necessary for any consent of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

9.    With respect to each of the Trust Accounts or subaccounts thereof that constitute securities accounts or securities entitlements, either:
(i)    The Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Trust Accounts without further consent by the Issuer; or
(ii)    The Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in each of the Trust Accounts.
Priority
10.    The Issuer has not authorized the filing of, or is aware of any financing statements against the Issuer that include a description of collateral covering the Receivables or the Trust Accounts or any subaccount thereof other than those that have been released or any financing statement (i) relating to the conveyance of Receivables by an ~~Originator~~Account Owner to the Seller or to the Depositor and the Depositor Receivables Trustee for the benefit of the Depositor, (ii) relating to the conveyance of the Receivables by the Seller to the Depositor and the Depositor Receivables Trustee under the Purchase Agreement, (iii) relating to the conveyance of the Receivable by the Depositor and the Depositor Receivables Trustee to the Issuer under the Transfer Agreement, (iv) relating to the security interest granted to the Indenture Trustee hereunder or (v) that has been terminated.
11.    The Issuer is not aware of any judgment, ERISA or tax lien filings against the Issuer.
12.    None of the Trust Accounts nor any subaccount thereof are in the name of any Person other than the Indenture Trustee. The Issuer has not consented to the bank maintaining the Trust Accounts that constitute deposit accounts to comply with instructions of any person other than the Indenture Trustee. The Issuer has not consented to the securities intermediary of any Trust

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Account that constitutes a securities account to comply with entitlement orders of any Person other than the Indenture Trustee.
15.    Survival of Perfection Representations. Notwithstanding any other provision of the Indenture or any other Transaction Document, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect until such time as the Secured Obligations under the Indenture have been finally and fully paid and performed.
16.    Issuer to Maintain Perfection and Priority. The Issuer covenants that, in order to evidence the interests of the Indenture Trustee under this Indenture, the Issuer shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including, without limitation, such actions as are requested by the Indenture Trustee) to maintain and perfect, as a first priority interest, the Indenture Trustee’s security interest in the Trust Estate. The Issuer shall, from time to time and within the time limits established by Law, prepare and present to the Indenture Trustee for the Indenture Trustee to authorize the Issuer to file, all financing statements, amendments, continuations, terminations, partial terminations,

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SCHEDULE II

Conformed Copy of Indenture

( See attached )

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